INTERCOMPANY AGREEMENT

     This Intercompany Agreement (this "Agreement"), dated as of April 1, 2000 (the "Effective Date"), is by and between Prime Medical Operating, Inc., a Delaware corporation ("PMOI"), Prime RVC, Inc., a Delaware corporation ("Prime RVC"), Prime Refractive Management, L.L.C., a Delaware limited liability company ("Prime Management"), and Prime/BDR Acquisition, L.L.C., a Delaware limited liability company ("Prime BDR").

                             Preliminary Statements

         All of the parties to this Agreement are wholly or partially owned, direct or indirect subsidiaries of Prime Medical Services, Inc., a Delaware corporation ("PMSI").

         PMSI desires to restructure its direct or indirect ownership of certain of the parties to this Agreement pursuant to (a) a transfer by Prime BDR to PMOI of all of Prime BDR's ownership interest in Horizon, Inc., a Nevada corporation ("Horizon"), and (b) a transfer by PMOI to Prime RVC of all of PMOI's ownership interest in Prime/BDEC Acquisition, L.L.C., a Delaware limited liability company ("Prime BDEC") and all of PMOI's ownership interest in Horizon (collectively, the "Transfers").

         In connection with the Transfers, the parties mutually desire to (a) terminate that certain loan agreement, dated as of September 1, 1999, between PMOI and Prime BDR (the "Loan Agreement"), (b) cancel any and all promissory notes or other evidences of indebtedness arising solely under the Loan Agreement, (c) terminate any and all security agreements, financing statements and similar agreements that are related solely to the Loan Agreement, (d) after completing the foregoing, have Prime BDR assign to Prime RVC all of Prime BDR's contract rights arising under contracts entered into in connection with Prime BDR's acquisition of an interest in Horizon (the "Horizon Contracts"), in return for Prime RVC's assumption of all liabilities and obligations of Prime BDR under the Horizon Contracts, (e) after completing the foregoing, dissolve Prime BDR, and distribute all of its assets, if any, to Prime RVC, (f) have Prime Management cancel that certain Promissory Note, dated March 1, 2000, originally executed by Prime Refractive, L.L.C., a Delaware limited liability company, and subsequently assumed by Prime RVC, in the principal amount of $5,828,724 (the "Promissory Note"), so that Prime RVC shall thereupon be released from any obligation under the Promissory Note.

                             Statement of Agreement

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                   ASSIGNMENTS

         Section 1.1 Horizon Interest. Prime BDR hereby conveys, transfers and assigns to PMOI, and PMOI hereby acquires from Prime BDR, all right, title and interest in and to any and all rights of ownership (or rights to acquire ownership) of Horizon (the "Horizon Interest"), such that on the Effective Date, immediately prior to the transfers described in Section 1.3, PMOI shall own sole, exclusive and unencumbered title to sixty percent (60%) of Horizon's outstanding capital stock (after giving effect to any and all rights or securities exercisable or exchangeable for, or convertible into, ownership interests of Horizon).

         Section 1.2 Prime BDEC Interest. As allowed by Section 2.5(i) of Prime BDEC's Limited Liability Company Agreement, PMOI hereby conveys, transfers and assigns to Prime RVC, and Prime RVC hereby acquires from PMOI, all right, title and interest in and to any and all rights of ownership (or rights to acquire ownership) of Prime BDEC, such that after the Effective Date, Prime RVC shall own sole, exclusive and unencumbered title to sixty percent (60%) of Prime BDEC (after giving effect to any and all rights or securities exercisable or exchangeable for, or convertible into, ownership interests of Prime BDEC).

         Section 1.3 Subsequent Transfer of Horizon Interest. Immediately upon its receipt of the Horizon Interest pursuant to Section 1.1, PMOI hereby conveys, transfers and assigns to Prime RVC, and Prime RVC hereby acquires from PMOI, all right, title and interest in and to the Horizon Interest.

         Section 1.4 Horizon Contracts. Prime BDR hereby assigns to Prime RVC all of Prime BDR's right, title and interest in and to each of the Horizon Contracts, and any rights arising thereunder (including, without limitation, rights to indemnification). Prime RVC hereby assumes all of Prime BDR's obligations and liabilities arising under the Horizon Contracts.

                                   ARTICLE II.

                  AGREEMENTS RELATED TO FINANCIAL RELATIONSHIPS

         Section 2.1 Termination of Loan Agreement. Prime BDR, PMOI and (as applicable) Prime RVC hereby terminate the Loan Agreement, cancel any and all promissory notes or other evidences of indebtedness arising under the Loan Agreement, and terminate any and all security agreements, financing statements and similar agreements between or by Prime BDR, Prime RVC and/or PMOI that are related to the Loan Agreement.

         Section 2.2 Cancellation of Promissory Note. Prime Management hereby cancels the Promissory Note and releases Prime RVC from all obligations thereunder, regardless of whether such obligations were owed on or before the Effective Date.

                                  ARTICLE III.

               DISSOLUTION OF pRIME BDR AND DISTRIBUTION OF ASSETS

         PMOI, in its capacity as the sole member of Prime BDR, hereby consents to the dissolution of Prime BDR and the distribution of its assets upon dissolution, if any, to Prime RVC. PMOI further authorizes and directs the managers of Prime BDR to execute such documents and take such other actions as may be necessary to give full effect to the provisions of this ARTICLE.

                                   ARTICLE IV.

                                  MISCELLANEOUS

         This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. There are no third-party beneficiaries to this Agreement. This Agreement may not be modified, altered or amended except by a writing signed by all of the parties hereto.

                            [Signature page follows]


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                                 SIGNATURE PAGE

                                       TO

                             INTERCOMPANY AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

PMOI:                               PRIME MEDICAL OPERATING, INC.



                                            Teena Belcik, Treasurer

PRIME RVC:                          PRIME RVC, INC.



                                            Teena Belcik, Treasurer

PRIME MANAGEMENT:          PRIME REFRACTIVE MANAGEMENT, L.L.C.

                                            Teena Belcik, Treasurer

PRIME BDR:                          PRIME/BDR ACQUISITION, L.L.C.

                                            Teena  Belcik,  signing as a manager
                                            of Prime BDR,  and on behalf of PMOI
                                            as sole member of Prime BDR